Exhibit 4.1

NUMBER		UNITS

U-__________

SEE REVERSE FOR CERTAIN DEFINITIONS	SCHULTZE SPECIAL PURPOSE ACQUISITION CORP. II

CUSIP [●]

UNITS CONSISTING OF ONE SHARE OF CLASS A COMMON STOCK AND

ONE-THIRD OF ONE REDEEMABLE WARRANT, EACH WHOLE WARRANT ENTITLING THE HOLDER

TO PURCHASE ONE SHARE OF CLASS A COMMON STOCK

THIS CERTIFIES THAT ___________________________________________________________________________________________

is the owner of __________________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one (1) share of Class A common stock, par value $0.0001 per share (“Common Stock”), of Schultze Special Purpose Acquisition Corp. II, a Delaware corporation (the “Company”), and one-third of one redeemable warrant (“Warrant”). Each whole Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share (subject to adjustment). Each whole Warrant will become exercisable on the later of (i) 30 days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) 12 months from the closing of the Company’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption or liquidation. The Common Stock and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately prior to _________, 2021, unless Stifel, Nicolaus & Company, Incorporated and Mizuho Securities USA LLC inform the Company of their decision to allow earlier separate trading, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when such separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of _________, 2021, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signatures of the duly authorized officers of the Company.

Chief Executive Officer	Chief Financial Officer

Schultze Special Purpose Acquisition Corp. II

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
					(Cust)		(Minor)
TEN ENT	—	as tenants by the entireties
under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sells, assigns, and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and hereby irrevocably constitutes and appoints                                                                                                                                                                                                                  Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

	Notice:	The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED).

In each case, as more fully described in the Company’s final prospectus dated ______________, 2021, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the shares of Class A common stock sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated certificate of incorporation, as the same may be amended from time to time (the “Charter”), or (ii) if the holder(s) properly seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with (x) a stockholder vote to amend the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with the Company’s initial business combination or to redeem 100% of the Class A common stock if the Company does not consummate an initial business combination within the period of time set forth in the Charter or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (y) a tender offer (or proxy solicitation, solely in the event the Company seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.